                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)              November 25, 1996
                                                     --------------------------



                             AMERICAN STUDIOS, INC.
             (exact name of registrant as specified in its charter)



       North Carolina                  0-20510                  56-1758321
(State or other jurisdiction        (Commission File          (IRS Employer
  of incorporation)                    Number)              Identification No.)



11001 Park Charlotte Boulevard, Charlotte North Carolina              28273
(Address of principal executive offices)                           (Zip Code)



        Registrant's telephone number, including area code (704) 588-4351
-------------------------------------------------------------------------------
         (Former name or former address, if changes since last report).



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ITEM 5.    OTHER EVENTS

On November 25, 1996, American Studios, Inc. issued the attached Press Release.



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               PCA INTERNATIONAL, INC. AND AMERICAN STUDIOS, INC.
                 EXECUTE LETTER OF INTENT FOR PCA TO ACQUIRE ASI
                               AT $2.50 PER SHARE




         Charlotte, N.C., November 25, 1996 - PCA International, Inc. (NASDAQ:
PCA1) and American Studios, Inc. (NASDAQ: AMST) announced today that they have entered into a non-binding letter of intent providing for the acquisition by PCA of American Studios for $2.50 per share in cash, subject to the approval by the Boards of Directors of both companies. The total purchase price offered by PCA for the approximately 21.4 million shares of American Studios outstanding, plus assumption of debt and capital lease obligations, is approximately $66 million.

         Consummation of the transaction is subject to approval of the Boards of Directors of both companies and execution of a definitive agreement. Consummation of such agreement will be subject, among other things, to obtaining required regulatory clearance, as well as other customary conditions.

         American Studios provides portrait photography services in approximately 2,000 Wal-Mart stores in the United States and Mexico. American Studios operates approximately 850 permanent studios with traveling portrait promotions conducted periodically in the remaining Wal-Mart stores it services. The company also provides traveling fashion photography services in selected Wal-Mart stores.

         PCA International, Inc. provides professional portrait services in 1,574 permanent studios in the United States, Canada and Puerto Rico. PCA presently operates 1,375 studios in Kmart stores in the United States and Puerto Rico; 85 studios in PETsMart stores in the United States and Canada. In a separate press release today, PCA announced it's third quarter results.

                                      -END-




CONTACTS:

Bruce A. Fisher                                      Shawn W. Poole
Senior Vice President                                Executive Vice President
Chief Financial Officer                              Chief Financial Officer
PCA International, Inc.                              American Studios, Inc.
(704) 847-8011, Ext. 2404                            (704) 588-4351, Ext. 5310




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           AMERICAN STUDIOS, INC.
                                                 (Registrant)


                                        /s/ Shawn W. Poole
                                        -----------------------------------
                                        Shawn W. Poole
                                        Chief Financial Officer (Principal
                                        Financial Officer and Principal
                                        Accounting Officer)

Dated:  November 26, 1996